Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cara Therapeutics, Inc. 2019 Inducement Plan of our report dated March 12, 2019, with respect to the financial statements of Cara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

November 20, 2019